Exhibit 10.2
REVOLVING NOTE

$30,000,000.00	Columbus, Ohio
February 8, 2011
FOR VALUE RECEIVED, the undersigned, Retail Ventures, Inc., an Ohio corporation (herein called the “Borrower”), hereby promises to pay to the order of SEI, Inc. (the “Lender”) the lesser of (i) the principal sum of Thirty Million Dollars ($30,000,000.00), or (ii) the aggregate unpaid principal balance of all Loans made by the Lender to the Borrower pursuant to Section 1.2 of the Loan Agreement, dated as of even date herewith, between the Borrower and the Lender (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), payable on the Maturity Date.
The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified in Section 1.2(b) of or as otherwise provided in the Loan Agreement.
Upon the occurrence and during the continuation of a Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Loans evidenced by this Revolving Note at a rate per annum as set forth in Section 1.2(b) of the Loan Agreement.
Subject to the provisions of the Loan Agreement, interest on this Revolving Note will be payable on the dates set forth in Section 1.3(a) of the Loan Agreement and on the Maturity Date, or upon the earlier acceleration of the Loans.
Subject to the provisions of the Loan Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a business day, such payment or action shall be made or taken on the next following business day; and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
Subject to the provisions of the Loan Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Lender located at 4300 E. Fifth Avenue, Columbus, OH 43219, in lawful money of the United States of America in immediately available funds.
This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement and other Related Documents, including the representations, warranties, covenants and conditions contained therein. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Loan Agreement.

Except as otherwise provided in the Loan Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement.
This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower may not assign this Note or its obligations hereunder except as permitted by the Loan Agreement. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns.
This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the Laws of the State of Ohio (without giving effect to its laws of conflicts).
All communications and notices hereunder and any waiver, amendment or modification hereof shall be in writing and given as provided in the Loan Agreement.
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IN WITNESS WHEREOF, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

RETAIL VENTURES, INC., an Ohio corporation

By:	/s/ James A. McGrady		(SEAL)

	Name:	James A. McGrady
	Title:	Chief Executive Officer, Chief Financial Officer, President and Treasurer